Exhibit 99.1

Press Release	Source: 24/7 Real Media, Inc.

24/7 Real Media Completes the Acquisition of Real Media Korea
Thursday January 8, 6:02 am ET

NEW YORK—(BUSINESS WIRE)—Jan. 8, 2004—24/7 Real Media, Inc. (Nasdaq:TFSM - News), the only gateway to the total spectrum of interactive marketing and technology solutions for online marketers and publishers, today announced the completion of its acquisition of privately held Real Media Korea Ltd. (“RMK”), based in Seoul, South Korea.

Pursuant to the previously announced agreement, 24/7 Real Media has acquired the 91.3% of the outstanding shares of RMK it does not already own for approximately $5 million in cash and approximately 10.7 million shares of its common stock, valued at approximately $16 million.

Real Media Korea, founded in 1998 and based in Seoul, Korea, is a leader in interactive marketing in the Republic of South Korea. RMK sells advertising on behalf of Web sites, representing many of the most heavily visited Web sites and working with most of the leading online advertisers in its marketplace. RMK also sells and supports 24/7 Real Media’s Open AdSystem(TM) suite of Internet ad delivery, ad management, and analytics products.

24/7 will provide a more detailed discussion of the acquisition and its implications in a conference call that will be held on Monday, January 12, 2004, at 5:00 PM EST. The conference call will be broadcast live over the Internet at www.247realmedia.com. Please allow extra time to prior to the call to visit the site and download the streaming media software required to listen to the Internet broadcast. The online archive of the call will be available two hours after the call.

About 24/7 Real Media, Inc.

24/7 Real Media is the only gateway to the total spectrum of interactive marketing and technology. With expertise in all facets of interactive media, 24/7 Real Media is the starting point for both publishers and marketers, enabling both to maximize customer relationships and revenue. Products and services include Internet ad serving, Web analytics, search engine optimization, online media representation and integrated marketing solutions designed to specifically address client goals and objectives. The company is headquartered in New York, with offices in other major U.S. cities, Europe and Canada. For more information, please visit www.247realmedia.com.

About Real Media Korea Co., Ltd.

Real Media Korea is a leader in interactive marketing in the Republic of South Korea. RMK sells advertising on behalf of Web sites, representing several of the largest Web sites, and working with the leading online advertisers. RMK also sells and supports 24/7 Real Media’s Open AdSystem(TM) suite of Internet ad delivery and management products. For more information, please visit www.realmedia.co.kr.

Caution concerning forward-looking statements:

This news release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to changes in economic, business, competitive and/or regulatory factors. More detailed information about those factors is set forth in our filings with the Securities and Exchange Commission. In addition, the following factors, among others, could cause actual results to differ materially from those described herein: enhanced competition, the potential for impairment of relationships with employees or major customers, loss of faith in Internet advertising, international risks, and other economic, business, competitive and/or regulatory factors affecting the businesses of 24/7 Real Media. All information in this release is as of January 8, 2004. The Company is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

24/7 Real Media, Inc.

Investor Relations:

Stern & Co.

Truc N. Nguyen

VP, Investor Relations

212-888-0044

tnguyen@sternco.com

or

Media Relations:

Stern & Co.

Stan Froelich

VP, Media Relations

212-888-0044

sfroelich@sternco.com

Source: 24/7 Real Media, Inc.